UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

MSC – Medical Services Company

(Exact name of registrant as specified in its charter)

Florida	333-132913	59-2997634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

841 Prudential Drive, Suite 900

Jacksonville, Florida 32207

(Address of principal executive offices, including zip code)

(904) 646-0199

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 16, 2008, MSC—Medical Services Company (the “Company”) and Thomas E. Moloney, a member of the Board of Directors, Chairman of the Audit Committee and former interim Chief Financial Officer of the Company, entered into a compensation agreement (the “Agreement”). The Agreement provides that Mr. Moloney be compensated for his services as interim CFO in the form of (a) a single lump sum payment of $57,500, (b) a restricted stock award of 250,000 shares of common stock of MCP-MSC Acquisition, Inc. (the “Parent”), the sole shareholder of the Company, pursuant to the Restricted Stock Agreement dated as of the same date between the Parent and Mr. Moloney, and (c) an additional cash bonus to be payable upon the vesting of 250,000 shares of restricted stock of the Parent to cover Mr. Moloney’s tax obligations for such shares issued to Mr. Moloney pursuant to the Restricted Stock Agreement. Such Restricted Stock Agreement provides for the issuance of 250,000 shares of restricted stock of the Parent which such shares vest in three equal tranches on May 16, 2009, 2010 and 2011 or upon a change in control as defined by the Restricted Stock Agreement. Copies of the Agreement and the Restricted Stock Agreement are attached hereto as Exhibits 10.46 and 10.47, respectively.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.46	Compensation Agreement dated as of May 16, 2008 between Thomas E. Moloney and MSC – Medical Services Company

10.47	Restricted Stock Agreement dated as of May 16, 2008 between Thomas E. Moloney and MCP-MSC Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2008	MSC – MEDICAL SERVICES COMPANY

/s/ Joseph P. Delaney
Joseph P. Delaney
President and CEO

Exhibit Index

Exhibit No.	Description
10.46	Compensation Agreement dated as of May 16, 2008 between Thomas E. Moloney and MSC – Medical Services Company

10.47	Restricted Stock Agreement dated as of May 16, 2008 between Thomas E. Moloney and MCP-MSC Acquisition, Inc.